EXHIBIT 7

                First Trust of California, National Association
                       Statement of Financial Condition
                                 As of 3/31/97

                                   ($000's)


Assets:
     Cash and Balances Due From Depository Institutions:             44,400
     Federal Reserve Stock:                                           5,022
     Fixed Assets:                                                      820
     Intangible Assets:                                              79,356
     Other Assets:                                                    6,788
                                                                    -------
                            Total Assets:                           136,386
                                                                    -------

Liabilities:
     Other Liabilities:                                               9,210
                                                                    -------
                       Total Liabilities:                             9,210
                                                                    -------

Equity:
     Common and Preferred Stock:                                      1,000
     Surplus:                                                       126,260
     Undivided Profits and Capital Reserve:                          (   80)
     Net Unrealized Holding Gains on Available-For-Sale Securities:  (    4)
                                                                    -------
                    Total Equity Capital:                           127,176
                                                                    -------

Total Liabilites and Equity Capital:                                136,386
                                                                    -------


____________________________________________________________________________

To the best of the undersigned's determination, as of this date the above financial information is true and correct.

First Trust of California, National Assoication

By:  Ingrid Soderholm
     -------------------
     Trust Officer